Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2026 Second Quarter Results
SALT LAKE CITY, July 28, 2026 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500 index, announced operating results for the three and six months ended June 30, 2026.
Highlights for the three months ended June 30, 2026:

•Achieved net income attributable to common stockholders of $1.25 per diluted share, representing a 5.9% increase compared to the same period in the prior year.
•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.07 per diluted share. FFO, excluding adjustments (“Core FFO”), was $2.15 per diluted share, representing a 4.9% increase compared to the same period in the prior year.
•Same-store revenue increased by 2.4% and same-store expense decreased by 0.5%, resulting in a same-store net operating income (“NOI”) increase of 3.5% compared to the same period in the prior year.
•Reported ending same-store occupancy of 94.2% as of June 30, 2026, compared to 94.4% as of June 30, 2025.
•Purchased 17 operating stores and acquired the ownership interest of our joint venture partner in one consolidated joint venture for a total cost of $90.7 million.
•Originated $140.6 million in mortgage and mezzanine bridge loans.
•Added 67 stores (48 stores net) to the Company's third-party management platform. As of June 30, 2026, the Company managed 1,964 stores for third parties and 409 stores in unconsolidated joint ventures, for a total of 2,373 managed stores.
•Paid a quarterly dividend of $1.62 per share.
Highlights for the six months ended June 30, 2026:

•Achieved net income attributable to common stockholders of $2.39 per diluted share, representing a 2.5% decrease compared to the same period in the prior year, which included a gain from real estate assets sold in 2025.
•Achieved FFO of $4.04 per diluted share, and Core FFO of $4.19 per diluted share, representing a 3.5% increase compared to the same period in the prior year.
•Increased same-store revenue by 2.0% and same-store expense increased by 1.1%, resulting in a same-store NOI increase of 2.4% compared to the same period in the prior year.
•Purchased 18 operating stores and acquired the ownership interest of our joint venture partner in one consolidated joint venture for a total cost of $103.2 million.
•In conjunction with joint venture partners, completed the development of one store for a total cost of approximately $15.1 million, of which the Company invested $14.4 million.

•Originated $146.1 million in mortgage and mezzanine bridge loans and sold $30.8 million in mortgage bridge loans.
•Added 151 stores (108 stores net) to the Company's third-party management platform.

Joe Margolis, CEO of the Company, stated: "Our operating systems and platform continue to optimize performance as we get deeper into the storage sector's recovery. Core FFO growth of 4.9% for the quarter was driven by strong occupancy, improving store performance, and smart expense control — with meaningful contributions from our ancillary businesses, including third-party management and bridge lending. We are never satisfied with, and always seek to improve, our technology, systems, process, and people, and it is gratifying to see that commitment reflected in our results.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and six months ended June 30, 2026 and 2025. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026		2025		2026		2025
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$263,471	$1.25	$249,731	$1.18	$504,448	$2.39	$520,606	$2.45
Impact of the difference in weighted average number of shares – diluted[2]		(0.06)		(0.05)		(0.11)		(0.10)
Adjustments:
Real estate depreciation	171,249	0.77	164,707	0.74	342,144	1.55	323,877	1.46
Amortization of intangibles	2,953	0.01	3,225	0.01	6,676	0.03	14,304	0.07
(Gain) loss on real estate assets held for sale and sold, net	—	—	864	—	—	—	(34,897)	(0.16)
Unconsolidated joint venture real estate depreciation and amortization	7,864	0.04	7,741	0.04	15,471	0.07	16,430	0.07
Equity in earnings of unconsolidated joint venture gain on sale of a joint venture interest	(640)	—	—	—	(847)	—	—	—
Income allocated to Operating Partnership and other noncontrolling interests	12,408	0.06	12,985	0.06	23,851	0.11	27,035	0.12
FFO	$457,305	$2.07	$439,253	$1.98	$891,743	$4.04	$867,355	$3.91

Adjustments:
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	12,735	0.05	11,770	0.05	25,290	0.10	23,083	0.10
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	3,917	0.02	3,917	0.02	7,834	0.04	8,448	0.04
Other adjustments (4)	1,771	0.01	—	—	1,771	0.01	—	—
CORE FFO	$475,728	$2.15	$454,940	$2.05	$926,638	$4.19	$898,886	$4.05

Weighted average number of shares – diluted[3]	221,002,914		221,971,567		220,968,158		221,934,254

(1)Per share amounts may not recalculate due to rounding.

(2)This adjustment is to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

(4)Adjustment to Core FFO relates to legal settlement costs with New York City.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and six months ended June 30, 2026 and 2025 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended June 30,		Percent	For the Six Months Ended June 30,		Percent
	2026	2025	Change	2026	2025	Change
Same-store property revenues[2]
Net rental income	$664,926	$648,617	2.5%	$1,319,291	$1,291,611	2.1%
Other income	25,266	25,644	(1.5)%	49,510	50,200	(1.4)%
Total same-store revenues	$690,192	$674,261	2.4%	$1,368,801	$1,341,811	2.0%

Same-store operating expenses[2]
Payroll and benefits	$40,786	$41,744	(2.3)%	$82,471	$82,816	(0.4)%
Marketing	16,720	17,524	(4.6)%	31,187	31,838	(2.0)%
Office expense[3]	18,518	18,016	2.8%	36,728	35,915	2.3%
Property operating expense[4]	17,476	18,847	(7.3)%	41,576	41,577	—%
Repairs and maintenance	11,289	13,362	(15.5)%	28,003	28,856	(3.0)%
Property taxes	80,818	77,526	4.2%	158,609	154,716	2.5%
Insurance	8,507	8,141	4.5%	17,409	16,069	8.3%
Total same-store operating expenses	$194,114	$195,160	(0.5)%	$395,983	$391,787	1.1%

Same-store net operating income[2]	$496,078	$479,101	3.5%	$972,818	$950,024	2.4%

Same-store square foot occupancy as of quarter end	94.2%	94.4%		94.2%	94.4%

Average same-store square foot occupancy	94.0%	94.1%		93.4%	93.6%

Properties included in same-store[5]	1,870	1,870		1,870	1,870

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.
(5)On January 1, 2026, the Company updated the property count of the same-store pool from 1,804 to 1,871 stores. In the quarter ended March 31, 2026, one property was removed due to a casualty loss, reducing the same-store pool to 1,870 stores.

Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and six months ended June 30, 2026 and 2025 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands).

	Closed/Completed through June 30, 2026		Closed /Completed or Scheduled to Close/Complete in 2026		Total 2026
Wholly-Owned Investment[1]	Stores	Price	Stores	Price	Stores	Price
Operating Stores	18	$99,133	1	$14,200	19	$113,333
Buyout of JV Partners' Interest in Operating Store	1	4,080	—	—	1	4,080
EXR Investment in Wholly-Owned Stores	19	103,213	1	14,200	20	117,413

Joint Venture Investment[1]
EXR Investment in JV Development and C of O	1	14,378	3	42,370	4	56,748
EXR Investment in Joint Ventures	1	14,378	3	42,370	4	56,748
Total EXR Investment	20	$117,591	4	$56,570	24	$174,161
(1)The locations of certificate of occupancy ("C of O") and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Property Sales:

The Company did not dispose of any properties during the three months ended June 30, 2026, and currently has six properties held for sale.
Bridge Loans:
During the three months ended June 30, 2026, the Company originated $140.6 million in bridge loans. Outstanding balances of the Company's bridge loans were approximately $1.5 billion at the end of the quarter. The Company has an additional $86.3 million in bridge loans that have closed subsequent to quarter end or are under agreement to close in 2026. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Property Management:
As of June 30, 2026, the Company managed 1,964 stores for third-party owners and 409 stores owned in unconsolidated joint ventures, for a total of 2,373 stores under management. The Company is the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended June 30, 2026, the Company did not issue any shares on its ATM program, and as of June 30, 2026, the Company had $800.0 million available for issuance. Likewise, the Company did not repurchase any shares of common stock using its stock repurchase program during the quarter. As of June 30, 2026, the Company had authorization to purchase up to $349.0 million under the program.
On June 24, 2026, the Company priced a public bond offering issuing $550.0 million aggregate principal amount of 4.90% unsecured senior notes due 2032.
As of June 30, 2026, the Company's commercial paper program had total capacity of $1.0 billion, with $850.0 million in outstanding issuances.
As of June 30, 2026, the Company’s percentage of fixed-rate debt to total debt was 78.5%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 88.4%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 4.3% and 4.6%, respectively. The combined weighted average interest rate was 4.3% with a weighted average maturity of approximately 4.0 years. Full details related to the Company's debt schedule are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Dividends:
On June 30, 2026, the Company paid a second quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on June 15, 2026.

Outlook:
The following table outlines the Company's Core FFO estimates and assumptions for the year ending December 31, 20261.

	Current Ranges for 2026 Annual Assumptions		Prior Ranges for 2026 Annual Assumptions		Notes
	(July 28, 2026)		(April 28, 2026)
	Low	High	Low	High
Core FFO	$8.25	$8.40	$8.05	$8.35
Dilution per share from C of O and value add acquisitions	$0.17	$0.17	$0.18	$0.18
Same-store revenue growth	1.00%	2.00%	(0.50)%	1.50%	Same-store pool of 1,870 stores
Same-store expense growth	1.00%	2.00%	2.00%	3.50%	Same-store pool of 1,870 stores
Same-store NOI growth	0.50%	2.50%	(2.25)%	1.25%	Same-store pool of 1,870 stores

Weighted average one-month SOFR	3.73%	3.73%	3.65%	3.65%

Net tenant reinsurance income	$294,000,000	$296,000,000	$289,000,000	$292,000,000
Management fees and other income	$139,000,000	$140,000,000	$140,000,000	$141,500,000
Interest income	$153,000,000	$154,000,000	$149,500,000	$151,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$188,000,000	$189,500,000	$190,500,000	$192,500,000	Includes non-cash compensation
Equity in earnings of real estate ventures	$63,500,000	$64,500,000	$63,500,000	$64,500,000	Includes dividends from SmartStop preferred investments
Interest expense	$595,000,000	$598,000,000	$592,000,000	$597,000,000	Excludes non-cash interest expense shown below
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	$44,000,000	$45,000,000	$42,000,000	$43,000,000	Amortization of debt mark-to-market; excluded from Core FFO
Income Tax Expense	$48,000,000	$49,000,000	$47,000,000	$48,000,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$300,000,000	$300,000,000	$200,000,000	$200,000,000	Includes wholly-owned acquisitions and the Company's investment in joint ventures
Bridge loans outstanding	$1,475,000,000	$1,475,000,000	$1,475,000,000	$1,475,000,000	Represents the Company's average retained loan balances for the year
Weighted average share count	221,000,000	221,000,000	221,100,000	221,100,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials” navigation menu click on “Quarterly Results.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, July 29, 2026, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://events.q4inc.com/analyst/293950168?pwd=CHtG2oiN
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on July 29, 2026.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, the impact of broader economic trends on the storage industry, our plans or intentions relating to acquisitions and developments, and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” “outlook,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•potential liability for uninsured losses and environmental contamination;
•our ability to recover losses under our insurance policies;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our properties, which could cause rents and occupancy rates to decline;
•failure to close pending acquisitions and developments on expected terms, or at all;
•risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change and other factors;
•reductions in asset valuations and related impairment charges;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan;
•our lack of sole decision-making authority with respect to our joint venture investments;

•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•availability of financing and capital, the levels of debt that we maintain and our credit ratings;
•changes in global financial markets, increases in interest rates and the impact of enacted and proposed U.S. tariffs on global economic conditions;
•the effect of recent or future changes to U.S. tax laws; and
•the failure to maintain our REIT status for U.S. federal income tax purposes.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and transaction costs. It also includes certain costs associated with the Life Storage Merger including non-cash interest related to the amortization of discount on unsecured senior notes and amortization of other intangibles, net of tax benefit. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 1,870 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented, or January 1, 2025. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.
About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of June 30, 2026, the Company owned and/or operated 4,410 self-storage stores in 42 states and Washington, D.C. The Company’s stores comprise approximately 3.0 million units and approximately 341.0 million square feet of rentable space operating under the Extra Space brand. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. It is the largest operator of self-storage properties in the United States.

###
For Information:
Jared Conley
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets:
Real estate assets, net	$24,938,444	$25,004,350
Real estate assets - operating lease right-of-use assets	732,490	732,176
Investments in unconsolidated real estate entities	1,065,012	1,066,783
Investments in debt securities and notes receivable	1,751,653	1,806,526
Cash and cash equivalents	695,171	138,920
Other assets, net	477,723	515,291
Total assets	$29,660,493	$29,264,046
Liabilities, Noncontrolling Interests and Equity:
Secured notes payable, net	$1,073,327	$1,079,565
Unsecured term loans, net	1,495,365	1,494,659
Unsecured senior notes, net	9,460,928	9,432,427
Revolving lines of credit and commercial paper	1,617,000	1,224,000
Operating lease liabilities	767,584	761,106
Cash distributions in unconsolidated real estate ventures	75,185	73,701
Accounts payable and accrued expenses	445,144	357,583
Other liabilities	548,626	516,969
Total liabilities	15,483,159	14,940,010
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 211,273,076 and 211,155,322 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2,113	2,112
Additional paid-in capital	14,886,836	14,880,646
Accumulated other comprehensive loss	(181)	(420)
Accumulated deficit	(1,630,873)	(1,449,172)
Total Extra Space Storage Inc. stockholders’ equity	13,257,895	13,433,166
Noncontrolling interest represented by Preferred Operating Partnership units	47,827	53,827
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	871,612	837,043
Total noncontrolling interests and equity	14,177,334	14,324,036
Total liabilities, noncontrolling interests and equity	$29,660,493	$29,264,046

Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2026 and 2025
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Property rental	$746,164	$721,004	$1,479,377	$1,425,384
Tenant reinsurance	93,084	88,572	182,203	173,284
Management fees and other income	34,904	32,042	68,599	62,947
Total revenues	874,152	841,618	1,730,179	1,661,615
Expenses:
Property operations	231,718	227,621	470,021	451,203
Tenant reinsurance	17,325	16,945	35,192	34,061
General and administrative	47,315	44,952	93,824	90,926
Depreciation and amortization	185,610	177,266	371,405	357,622
Total expenses	481,968	466,784	970,442	933,812
Gain (loss) on real estate assets held for sale and sold, net	—	(864)	—	34,897
Income from operations	392,184	373,970	759,737	762,700
Interest expense	(146,720)	(146,128)	(294,019)	(288,527)
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	(12,735)	(11,770)	(25,290)	(23,083)
Interest income	38,777	41,998	78,320	80,965
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	271,506	258,070	518,748	532,055
Equity in earnings and dividend income from unconsolidated real estate entities	15,802	16,284	31,562	36,215
Equity in earnings of unconsolidated real estate ventures - gain on sale of a joint venture interest	640	—	847	—
Income tax expense	(12,069)	(11,638)	(22,858)	(20,629)
Net income	275,879	262,716	528,299	547,641
Net income allocated to Preferred Operating Partnership noncontrolling interests	(674)	(723)	(1,347)	(1,447)
Net income allocated to Operating Partnership and other noncontrolling interests	(11,734)	(12,262)	(22,504)	(25,588)
Net income attributable to common stockholders	$263,471	$249,731	$504,448	$520,606
Earnings per common share
Basic	$1.25	$1.18	$2.39	$2.45
Diluted	$1.25	$1.18	$2.39	$2.45
Weighted average number of shares
Basic	210,962,128	211,940,903	210,929,737	211,895,586
Diluted	220,362,955	211,940,903	220,343,045	211,895,586
Cash dividends paid per common share	$1.62	$1.62	$3.24	$3.24

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Six Months Ended
June 30, 2026 and 2025 (In thousands) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net Income	$275,879	$262,716	$528,299	$547,641
Adjusted to exclude:
(Gain) loss on real estate assets held for sale and sold, net	—	864	—	(34,897)
Equity in earnings and dividend income from unconsolidated real estate entities	(15,802)	(16,284)	(31,562)	(36,215)
Equity in earnings of unconsolidated real estate ventures - gain on sale of a joint venture interest	(640)	—	(847)	—
Interest expense	146,720	146,128	294,019	288,527
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	12,735	11,770	25,290	23,083
Depreciation and amortization	185,610	177,266	371,405	357,622
Income tax expense	12,069	11,638	22,858	20,629
General and administrative	47,315	44,952	93,824	90,926
Management fees, other income and interest income	(73,681)	(74,040)	(146,919)	(143,912)
Net tenant insurance	(75,759)	(71,627)	(147,011)	(139,223)
Non same-store rental revenue	(55,972)	(46,743)	(110,576)	(83,573)
Non same-store operating expense	37,604	32,461	74,038	59,416
Total same-store net operating income	$496,078	$479,101	$972,818	$950,024

Same-store rental revenues	690,192	674,261	1,368,801	1,341,811
Same-store operating expenses	194,114	195,160	395,983	391,787
Same-store net operating income	$496,078	$479,101	$972,818	$950,024

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2026 - Unaudited

	For the Year Ending December 31, 2026
	Low End	High End
Net income attributable to common stockholders per diluted share	$4.49	$4.64
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.22	0.22
Net income attributable to common stockholders for diluted computations	4.71	4.86

Adjustments:
Real estate depreciation	3.10	3.10
Amortization of intangibles	0.05	0.05
Unconsolidated joint venture real estate depreciation and amortization	0.14	0.14
Funds from operations attributable to common stockholders	8.00	8.15

Adjustments:
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	0.20	0.20
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	0.04	0.04
Other adjustments (1)	0.01	0.01
Core funds from operations attributable to common stockholders	$8.25	$8.40

(1)Adjustment to Core FFO relates to legal settlement costs with New York City.

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income — for the Year Ending December 31, 2026 (In thousands) - Unaudited

	For the Year Ending December 31, 2026
	Low	High

Net Income	$1,037,750	$1,085,650
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(63,500)	(64,500)
Interest expense	598,000	595,000
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	45,000	44,000
Depreciation and amortization	736,000	736,000
Income tax expense	49,000	48,000
General and administrative	189,500	188,000
Management fees and other income	(139,000)	(140,000)
Interest income	(153,000)	(154,000)
Net tenant reinsurance income	(294,000)	(296,000)
Non same-store rental revenues	(226,000)	(227,000)
Non same-store operating expenses	149,500	149,000
Total same-store net operating income[1]	$1,929,250	$1,964,150

Same-store rental revenues[1]	2,732,000	2,759,000
Same-store operating expenses[1]	802,750	794,850
Total same-store net operating income[1]	$1,929,250	$1,964,150

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2026 same-store pool of 1,870 stores. On January 1, 2026, the Company updated the property count of the same-store pool from 1,804 to 1,871 stores. In the quarter ended March 31, 2026, one property was removed due to casualty loss, reducing the same-store pool to 1,870 stores.